UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934:    Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On May 24, 2019, Harrow Health, Inc. and each of its wholly-owned subsidiaries (collectively, the “Company”) entered into an joinder and amendment (the “Amendment”) to its term loan and security agreement dated as of July 19, 2017 (the “SWK Loan”), with SWK Funding LLC and its partners (the “Lender”), as lender and collateral agent. A summary of the material changes contained in the Amendment are as follows:

●

The interest rate calculation that the loan bears is now equal to the three-month London Inter-Bank Offered Rate (subject to a minimum of 2.00%), plus an applicable margin of 10.00% (the “Margin Rate”; provided that, if, two days prior to a payment date, the Company provides the Lender evidence that the Company has achieved a leverage ratio as of such date of less than 4.00:1:00, the Margin Rate shall equal 9.00%; and if the Company has achieved a leverage ratio as of such date of less than 3.00:1:00, the Margin Rate shall equal 7.00%;

●	Leverage ratio in the Amendment means, as of any date of determination, the ratio of: (a) indebtedness as of such date to (b) EBITDA (as defined in the SWK Loan), of the Company for the immediately preceding twelve (12) month period, adding-back (i) actual litigation expenses for the immediately preceding twelve (12) month period, minus (ii) actual litigation expenses for the immediately preceding three (3) month period multiplied by four (4);

●	The definition of the first amortization date was changed to May 14, 2020, permitting the Company to pay interest only on the principal amount loaned for the next four payments (payments are due on a quarterly basis) following the Amendment; and

●	Subject to the satisfaction of certain revenue and market capitalization requirements and conditions, the Lender agreed to make available to the Company an additional principal amount of up to five million dollars ($5,000,000)

In addition to the terms described above, the Amendment joined the Company’s recently created subsidiaries to the SWK Loan and added definitions related to excluded subsidiaries that are not considered co-borrowers and are subsidiaries of the Company which the Company believes it will eventually deconsolidate from its financials and lose 50% or more of the equity interests of the subsidiary.

The Company issued a press release announcing the Amendment on May 29, 2019, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description regarding the Amendment set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Joinder and Amendment to Loan and Security Agreement, dated May 24, 2019, by and between Harrow Health, Inc., each of its wholly-owned subsidiaries and SWK Funding LLC.

99.1	Press Release issued by Harrow Health, Inc. on May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harrow Health, Inc.

Date: May 29, 2019	By:	/s/ Andrew R. Boll
	Name: Title:	Andrew R. Boll Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder and Amendment to Loan and Security Agreement, dated May 24, 2019, by and between Harrow Health, Inc. ,each of its wholly-owned subsidiaries and SWK Funding LLC.

99.1	Press Release issued by Harrow Health, Inc. on May 29, 2019.